SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  October 22, 2001

                              The Neptune Society, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                     Florida
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                 (State or Other Jurisdiction of Incorporation)


        000-30480                                        59-2492929
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 (Commission File Number)                     (IRS Employer Identification No.)


3500 W. Olive, Suite 1430, Burbank, California                   91505
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(Address of Principal Executive Offices)                      (Zip Code)


                                 (818) 953-9995
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              (Registrant's Telephone Number, Including Area Code)



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          (Former name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events

Leneda Litigation Settlement

     On October 22, 2001, The Neptune Society, Inc. (the "Registrant") entered into a settlement and confidentiality agreement, effective August 8, 2001 (the "Settlement Agreement"), by and among Leneda, Inc., a California corporation, doing business as Neptune Society of San Diego County, Neptune Society of San Bernardino County, Neptune Society of Riverside County and Neptune Society of Imperial County ("Leneda"); the Registrant, Neptune Management Corporation, a California corporation, Neptune Society of Florida, Inc., a Florida corporation, Heritage Alternatives, Inc., a California corporation, Heritage Alternatives, L.P., Neptune-Los Angeles, Ltd., Neptune-Santa Barbara, Ltd., Neptune-St. Petersburg, Ltd., Neptune-Fort Lauderdale, Ltd., and Neptune-Miami, Ltd. (collectively, "Neptune Society"), and Emanuel Weintraub, individually ("Weintraub"). The Settlement Agreement provided for the dismissal of the lawsuit filed by Leneda on May 15, 2000 in the United States District Court in and for the Central District of California, Case No. 00-05216 GAF AIJx, alleging causes of action for service mark infringement, breach of contract, unfair business practices, interference with prospective economic advantage, slander, accounting and constructive trust (the "Leneda Litigation"). The "Neptune Society" Service Mark is the subject of the United States Patent and Trademark Office's Trademark Trial and Appeals Board Concurrent Use Order No. 871 and a 1995 Settlement Agreement pertaining thereto.

     Under the terms of the Settlement Agreement, Neptune Society and Leneda entered into a Service Agreement under which Leneda agreed to be the sole service provider of fulfillment cremation services for a total of 7,300 existing pre-need contracts (the "Relevant Contracts"), which were either executed in or otherwise indicate that the contract holder resided within the counties of San Diego, San Bernardino, Riverside and Imperial, all located in the state of California. These fulfillment services will be provided by Leneda for a specified price, which will be paid from the proceeds of the amount trusted for the beneficiary of the Relevant Contract with the remaining balance in the trust, if any, paid to the Neptune Society in accordance with the terms of the trust. Neptune Society also granted to Leneda a security interest in the Relevant Contracts to secure performance of the Neptune Society's obligations under the Service Agreement and the Settlement Agreement. Leneda and Neptune
Society each agreed to implement appropriate procedures to ensure that the Service Mark would be used in a manner consistent with the United States Patent and Trademark Office's Trademark Trial and Appeals Board Concurrent Use Order No. 871 and a 1995 Settlement Agreement. Neptune Society's insurers agreed to pay Leneda $900,000 under the terms of the Settlement Agreement.

     In connection with the Settlement Agreement, Neptune Society agreed to release any and all claims for indemnification against Weintraub under the terms of the Share Purchase Agreement dated March 26, 1999 . Weintraub agreed to subordinate a security interest in the Relevant Contracts to Leneda.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   THE NEPTUNE SOCIETY, INC.
                                   (Registrant)



Date  November 1, 2001             By: /s/ Marco Markin
                                       -----------------------------------------
                                   Name:   Marco Markin
                                   Title:  Chief Executive Officer and Director